SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2007

SYNUTRA INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-5061 (Commission File Number)	13-4306188 (IRS Employer Identification No.)

2275 Research Boulevard, Suite 500
Rockville, Maryland 20850
(Address of principal executive offices)

(301) 840-3888
(Registrant’s telephone number, including area code)

________________NO CHANGE________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR   240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A of Synutra International, Inc. (the “Company”) is being filed to amend Items 1.01, 3.02 and 9.01 to the Company’s current report on Form 8-K filed on May 29, 2007 to, among other things, (i) clarify that the Registration Rights Agreement and Voting and Co-Sale Agreement referred to in the 8-K were not entered into on May 24, 2007, but are expected to be entered into at the closing of the transaction contemplated by the Purchase Agreement (as defined below), and (ii) file the Purchase Agreement as set forth in Item 9.01.

Item 1.01. Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On May 24, 2007, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Warburg Pincus Private Equity IX, L.P. (the “Investor”), pursuant to which the Investor agreed to acquire 4 million shares of common stock (the “Common Shares”), par value $0.0001 per share, of the Company for an aggregate purchase price of sixty six million dollars ($66,000,000). The closing of the transaction is conditional upon the satisfaction or waiver of certain closing conditions, including the completion of the Investor’s due diligence investigation of the Company to the satisfaction of the Investor. The Company intends to use the net proceeds from this financing for general corporate purposes. Pursuant to the terms of the Purchase Agreement so long as Investor owns at least 50% of the Common Shares acquired by the Investor pursuant to the Purchase Agreement, the Investor shall have the right to designate a person to serve on the Board of Directors of the Company (the “Investor Designee”), and the Company agreed to use its best efforts to nominate and cause the Investor Designee to be elected to the Company’s Board of Directors.

The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the copy of the Purchase Agreement, filed with this report as Exhibit 10.1, incorporated herein by reference.

Registration Rights Agreement

In connection with the closing of the transactions contemplated by the Purchase Agreement, the Company expects to enter into a Registration Rights Agreement with the Investor. Under the terms of the proposed Registration Rights Agreement, the Company will, as soon as practicable, file with the Securities and Exchange Commission a registration statement for the resale of the Common Shares and use commercially reasonable efforts to have the registration statement declared effective as soon as practicable. The Company is required to maintain the effectiveness of the registration statement until the earlier of such time as the date on which all Registrable Securities have been sold pursuant to the registration statement, the date on which all Registrable Securities have been sold under Rule 144(k) of the Securities Act, or the passage of four years from the date of the Registration Rights Agreement. Pursuant to the terms of the proposed agreement, the Company will grant the Investor the right to two demand registrations and unlimited piggyback registrations, subject to certain conditions. The foregoing description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to the copy of the Registration Rights Agreement, attached as an exhibit to the Purchase Agreement filed with this report as Exhibit 10.1, incorporated herein by reference.

Voting and Co-Sale Agreement

In addition, the Company expects to enter into a Voting and Co-Sale Agreement (the “Voting Agreement”) with Beams Power Investment Limited (the “Significant Stockholder”) and the Investor at the closing of the transactions contemplated by the Purchase Agreement. Pursuant to the terms of the proposed Voting Agreement, the Significant Stockholder agrees to vote its shares in favor of the election of the Investor Designee. If the Investor no longer wishes the Investor Designee to serve on the board and such Investor Designee fails to resign, the Significant Stockholder agrees to vote all of its shares entitled to vote in favor of such removal. The Voting Agreement also grants certain co-sale rights in the event of sale or other transfer of shares by the Significant Stockholder.

The foregoing description of the terms of the Voting and Co-Sale Agreement is qualified in its entirety by reference to the copy of the Voting and Co-Sale Agreement, attached as an exhibit to the Purchase Agreement filed with this report as Exhibit 10.1, incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

On May 24, 2007 the Company entered into the Purchase Agreement described in Item 1.01 above. The Company claims an exemption from the registration Requirements of the Securities Act of 1933 (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors are accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

In connection with the Purchase Agreement, the Company also expects to enter into a Registration Rights Agreement, as described in Item 1.01 above, providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the Common Shares. Pursuant to the terms of the proposed agreement, the Company is obligated to file the Registration Statement no later than 45 days from the date of closing and to use its best efforts to have the Registration Statement declared effective as soon as practicable.

The discussion above under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1 Common Stock Purchase Agreement, dated as of May 24, 2007, by and among Synutra International, Inc. and Warburg Pincus Private Equity IX, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2007	Synutra International, Inc.

	By:	/s/ Weiguo Zhang
	Name: Title:	Weiguo Zhang Chief Operating Officer